Exhibit 23.1

9605 S Kingston Ct. Suite 200 Englewood, CO 80112 303-721-6131 www.richeymay.com Assurance | Tax | Advisory

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 25, 2019 on the statements of financial condition of YIELDSTREET ALTNOTES LLC as of March 21, 2019, included herein on the registration statement of YIELDSTREET ALTNOTES LLC on Form S-1. We also consent to the reference to our Firm under the heading “Experts” in such registration statement.

/s/ Richey May & Co., LLP

Englewood, Colorado

March 27, 2019